                                                                   EXHIBIT 10.24


                                                                Lease No. 970001

     LEASE INTENDED AS SECURITY ("Lease") dated as of March 19,1997, between BA LEASING & CAPITAL CORPORATION, a California corporation, with an office at 555 California Street, 4th Floor, San Francisco, California, 94104 ("Lessor") and IMAGE ENTERTAINMENT, a California corporation, with its principal office at 9333 Oso Avenue, Chatsworth, California 91311-6089 ("Lessee").

Section 1  PROCUREMENT, DELIVERY AND ACCEPTANCE.
---------  ------------------------------------

1.1 Lessee has ordered or shall order the Units pursuant to one or more purchase orders or other contracts of sale ("Purchase Agreements") from one or more vendors ("Vendors"). Lessee shall, on the date of each Appendix, assign to Lessor all of Lessee's right, title and interest in and to the Purchase Agreements for the Units described in the Appendix by executing and delivering to Lessor a Purchase Agreement Assignment in the form of Exhibit A (a "Purchase
                                                         ---------
Agreement Assignment"). Lessor agrees to (a) accept the assignment and (b) subject to Section 1.2, assume the obligations of Lessee under the Purchase Agreements to purchase and pay for the Units, but no other duties and obligations thereunder. Nevertheless, Lessee shall remain liable to Vendor with respect to its duties and obligations in accordance with the Purchase Agreements.

1.2 The obligation of Lessor to pay for each Unit is subject to satisfaction of the conditions precedent set forth in Paragraph B.2 of the relevant Appendix.
If any of those conditions is not met with respect to any Unit, Lessor shall assign to Lessee all of Lessor's right, title and interest in and to the Unit and any bill of sale or Purchase Agreement previously assigned to Lessor as it relates to the Unit.

1.3 Lessee shall execute and deliver to Lessor, within 15 days of the Delivery Date of each Unit, an Acceptance Certificate in the form of Exhibit B (an
                                                            ---------
"Acceptance Certificate") confirming the Delivery Date of the Unit and Lessee's acceptance of the Unit under this Lease as of its Delivery Date. The Delivery Date of each Unit is the date Lessee receives it or, if it requires installation and testing, when that is completed. Each Acceptance Certificate shall be accompanied by the original invoice relating to each Unit covered by the Acceptance Certificate and, if Lessee has received title to or possession of the Unit before executing and delivering to Lessor a Purchase Agreement Assignment relating thereto, a bill of sale conveying title to the Unit to Lessor. Upon paying the Purchase Price (as defined in the relevant Appendix) for the Units described in an Acceptance Certificate, Lessor and Lessee shall execute and deliver a Schedule to the Acceptance Certificate in the form of Exhibit C (a
                                                                ---------
"Schedule") based upon the criteria in the relevant Appendix and the information in the relevant Acceptance Certificate.

Section 2 TERM, RENT AND PAYMENT.
--------- ----------------------

2.1 The term of this Lease for each Unit (its "Lease Term") shall begin on the date of the Appendix describing the Unit and continue as specified in its Appendix and Schedule.

2.2 Lessee shall pay Lessor rent for each Unit in the amounts and at the times specified in its Appendix and Schedule.

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

2.3 Rent and all other sums due Lessor hereunder shall be paid at the office of Lessor set forth below, unless otherwise specified by Lessor.

2.4 THIS LEASE IS A NET LEASE AND LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT OR ANY SETOFF AGAINST RENT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIM OF ANY NATURE BY LESSEE AGAINST LESSOR OR OTHERWISE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LEASE SHALL NOT TERMINATE, NOR SHALL THE OBLIGATIONS OF LESSOR OR LESSEE BE OTHERWISE AFFECTED BY ANY CIRCUMSTANCE, including, without limitation, (a) any defect in, damage to, loss of possession or use or destruction of any Unit, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to any Unit, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, (d) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. IT IS THE INTENTION OF THE PARTIES THAT ALL RENT AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES HEREIN PROVIDED UNLESS LESSEE'S OBLIGATIONS IN RESPECT THEREOF HAVE BEEN TERMINATED PURSUANT TO EXPRESS PROVISIONS HEREOF.

2.5 Payments shall be applied in the following order: (a) Lessor's expenses, including without limitation those set forth in Sections 8.4 and 19; (b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be conclusively evidenced by entries in records maintained by Lessor.

Section 3  WARRANTIES.
---------  ----------

LESSEE ACKNOWLEDGES AND AGREES THAT (A) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (B) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (C) LESSOR IS NOT A MANUFACTURER THEREOF NOR A DEALER IN PROPERTY OF SUCH KIND AND (D) LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, CONDITION, QUALITY, DESCRIPTION, DURABILITY, FITNESS FOR PURPOSE OR SUITABILITY OF ANY UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Vendor with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Section 2.

Section 4  POSSESSION, USE AND MAINTENANCE.
---------  -------------------------------

4.1 Lessee shall not (a) use, operate, maintain or store any Unit improperly, carelessly or in violation of any applicable law or regulation of any government authority, (b) abandon any Unit, (c) sublease any Unit or permit its use by anyone other than Lessee without the prior written consent of Lessor, (d) permit any Unit to be removed from the location or principal base, as the case may be, specified in the relevant Appendix or permit any Unit that is a motor vehicle to be registered in any state other than as specified in the relevant Appendix without the prior written consent of Lessor,
(e) affix or place any Unit to or on any other personal property or any real property without first obtaining and delivering to Lessor such waivers as Lessor may reasonably require to assure Lessor's legal title and security interest and right to remove the Unit free from any lien, encumbrance, right or claim asserted by any third party or (f) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, encumbrance, right or claim of any kind on any of its rights hereunder or in any Unit.

4.2 Lessee shall at its expense maintain each Unit during its Lease Term in good operating order, repair, condition and appearance and in accordance with the manufacturer's recommended procedures.

4.3 Lessee shall not alter any Unit or install any accessory, equipment or device on any Unit if that would impair any applicable warranty, the originally intended function or the value of the Unit. All repairs, parts, accessories, equipment and devices furnished, affixed to or installed on any Unit, excluding temporary replacements, shall thereupon become subject to the security interest of Lessor.

4.4 If Lessor supplies Lessee with a label, plate or other marking stating that each Unit is leased from Lessor, Lessee shall affix and keep it on a prominent place on each Unit during its Lease Term.

4.5 Upon prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to inspect any Unit, observe its use and inspect records related thereto.

Section 5  GENERAL TAX INDEMNITY.
---------  ---------------------

5.1 Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees) and all sales, use, gross receipts, property, occupational, value-added or other taxes, posts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (each of the foregoing being hereafter referred to as an "Imposition"), arising at any time before or during the Lease Term, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by foreign country or foreign or international taxing authority on or with respect to (a) any Unit,
(b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof,
(c) the rents, receipts, or earnings arising from any Unit or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof unless such taxes are in lieu of or in substitution for any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify hereunder.

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

5.2 Lessee shall pay on or before the time or times prescribed by law each Imposition for which Lessee is primarily responsible under applicable law and any other Imposition (except any Imposition excluded by Section 5. 1), but Lessee shall have no obligation to pay an Imposition that Lessee is contesting in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Units. If any Imposition (except an Imposition excluded by Section 5. 1) is charged or levied against Lessor directly and paid by Lessor, Lessee shall reimburse Lessor on presentation of an invoice therefor.

5.3 If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section
5.1 or 5.2 and the payment or reimbursement constitutes income to Lessor, then Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and (b) any payment by Lessee made pursuant to this Section 5.3.

5.4 Lessee shall prepare and file, in a manner satisfactory to Lessor, any reports or returns required with respect to the Units. Lessee shall furnish on Lessor's request reports or returns so filed.

Section 6  RISK OF LOSS; WAIVER AND INDEMNITY.
---------  ----------------------------------

6.1 If any Unit is worn out, lost, stolen, destroyed or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during its Lease Term, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after the Casualty Occurrence or, if there is no such rent payment date, 30 days after the Casualty Occurrence, Lessee shall pay to Lessor, in addition to any amounts then due and owing, an amount equal to the then "Balance Due" (as hereinafter defined) for the Unit and any "Other Charges" required under the relevant Appendix. The Balance Due for each Unit is the sum of

     (a) any and all amounts with respect to such Unit which under the terms of this Lease may be then due (other than any Other Charges) or which may have accrued to such payment date (computing the rent for any number of days less than a full rent period by multiplying the rent for such rental period by a fraction of which the numerator is such number of days and the denominator is the total number of days in such full rent period); plus

     (b) before the Base Date for such Unit, as set forth in the relevant Appendix, the amount Lessor is obligated to pay for such Unit, and thereafter, the sum of (i) the present value, as of such payment date, of the entire unpaid balance of all rent for such Unit that would otherwise have accrued hereunder from such payment date to the end of its Lease Term and (ii) the present value, as of such payment date, of the Purchase Amount therefor as defined in the relevant Appendix.

Present values are to be computed in each case by discounting at the applicable Implicit Interest Rate set forth in the relevant Appendix.

Upon the making of such payment by Lessee in respect of any Unit, the rent for the Unit shall cease to accrue, its Lease Term shall terminate and Lessee shall be entitled to possession of such Unit. If Lessor receives the Balance Due and Other Charges for a Unit, Lessee shall be entitled to the proceeds of any recovery in respect of the Unit, from insurance or otherwise, and Lessor, subject to the rights of any insurer insuring the Units as provided herein, shall execute and deliver, to Lessee, or to its assignee or nominee, a bill of sale (without representations or warranties except that the Unit is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Unit, and such other documents as may be required to release the Unit from this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense. Except as provided in this Section 6. 1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty Occurrence to any Unit before or during its Lease Term.

6.2 Lessee waives and releases any claim now or hereafter existing against Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimburse and hold each Indemnified Person harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgments or causes of action (collectively, "Claims"), and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during its Lease Term, (b) any alleged or actual defect in any Unit (whether arising from the material or any article used therein, the design, testing, use, maintenance, service, repair or overhaul thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Unit is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby, other than any Claim resulting solely from the gross negligence or willful misconduct of Lessor (other than any gross negligence or willful misconduct of another party imputed to Lessor), unless covered by the insurance Lessee is required to maintain hereunder.

Section 7  INSURANCE.
---------  ---------

Lessee, at its own cost and expense, shall keep each Unit insured against all risks, in no event for less than the amount set forth in Section 6.1(b) with respect to such Unit, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days prior written notice to Lessor (10 days in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor, shall contain a "breach of warranty" provision satisfactory to Lessor, and shall provide that all amounts payable by reason of loss or damage to the Units shall be payable solely to Lessor, unless Lessor otherwise agrees. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance at the time specified in Paragraph B.2 of the relevant Appendix.

Section 8  DEFAULTS; REMEDIES.
---------  ------------------

8.1 The following shall constitute events of default ("Events of Default") hereunder:

     (a) Lessee fails to make any payments to Lessor when due hereunder;

     (b) any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

     (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder or under any document delivered pursuant hereto and such failure continues for 30 days after written notice thereof to Lessee;

     (d) any default occurs under any other agreement for borrowing money or receiving credit under which Lessee or any guarantor or general partner of Lessee may be obligated as borrower, lessee or guarantor, if such default (i) consists of the failure to pay any indebtedness when due or perform any other obligation thereunder and (ii) gives the holder of the indebtedness the right to accelerate the indebtedness;

     (e) Lessee, any guarantor of this Lease or any general partner of Lessee makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

     (f) any guarantor of this Lease breaches or fails to perform any covenant in its guaranty, or any letter of credit required by this Lease expires or terminates without Lessor's consent, or Lessor receives notice that the letter of credit will not be renewed in accordance with its terms;

     (g) an involuntary petition is filed under any bankruptcy statute against Lessee, any guarantor of this Lease or any general partner of Lessee, or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Lessee, any guarantor of this Lease or any general partner of Lessee, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 45 days from the date of the filing or appointment;

     (h) Lessee, any guarantor of this Lease or any general partner of Lessee liquidates, dissolves, dies or enters into any partnership, joint venture (other than in its ordinary course of business), consolidation, merger or other combination, or sells, leases or disposes of a substantial portion of its business or assets without the prior written consent of Lessor;

     (i) Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Five Million Dollars ($5,000,000) or more in excess of any insurance coverage;

     (j) Any judgment or arbitration awards are entered against the Lessee, or the Lessee enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage;

     (k) Any Governmental Authority takes action that the Lessor believes cause a Material Adverse Effect. "Material Adverse Affect" is defined in that certain Bank Loan Agreement dated as of _______ between Lessee and Bank of America NT&SA; or

     (l) The occurrence of a Material Adverse Affect.

8.2  If any Event of Default occurs, Lessor, at its option, may:

     (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

     (b) by notice in writing to Lessee terminate this Lease, whereupon all rights of Lessee to retain possession of and use the Units shall terminate, but Lessee shall remain liable as hereinafter provided, and Lessor may, at its option, do any one or more of the following: (i) declare the aggregate Balance Due with respect to the Units and all Other Charges immediately due and payable and recover any damages and expenses in addition thereto Lessor sustains by reason of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any of the Units may be and take possession of all or any of such Units; and (iv) require Lessee to return the Units as provided in Section 9.

8.3 Lessor shall have any and all rights given to a secured party by law, and may, but is not required to, sell the Units in one or more sales. Lessor may purchase the Units at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of the Units, or at public or private auction, are all commercially reasonable. The proceeds of such sale shall be applied in the following order: First, to the reasonable expenses of retaking,
                                 -----
holding, preparing for sale and selling, including the allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees and expenses incurred by Lessor; Second, to the amounts, except those specified
                                 ------
below, which under the terms of this Lease are due or have accrued; Third, to
                                                                    -----
late charges; and Fourth, to the aggregate Balance Due.  Any surplus shall be
                  ------
paid to the person or persons entitled thereto. If there is a deficiency, Lessee will promptly pay the same to Lessor.

8.4 Lessee agrees to pay all allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.

8.5 The remedies herein provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

8.6 If Lessee fails to perform any of its agreements contained herein, Lessor may perform such agreement, and Lessee shall pay the expenses incurred by Lessor in connection with such performance upon demand.

Section 9  RETURN OF UNITS.
---------  ---------------

If Lessor rightfully demands possession of any Unit pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of the Unit to Lessor, in the condition required by Section 4 and any additional return requirements specified in the relevant Appendix, by preparing for shipment and, at the option of Lessor, (a) surrendering it to Lessor at its location or base specified in the relevant Appendix or (b) loading the Unit on board such carrier as Lessor shall specify and shipping the same, freight collect, to Lessor at the place designated by Lessor in the state where the Unit was located or based pursuant to the relevant Appendix.

Section 10  ASSIGNMENT.
----------  ----------

Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder, Lessor's title to the Units and any and all obligations of Lessor in connection herewith. Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any of its affiliates relating to Lessee or this Lease. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. NO ASSIGNMENT OF THIS LEASE OR ANY RIGHT OR OBLIGATION HEREUNDER MAY BE MADE BY LESSEE OR ANY ASSIGNEE OF LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

Section 11  OWNERSHIP AND SECURITY INTEREST; FURTHER ASSURANCES.
----------  ---------------------------------------------------

Unless assigned by Lessor, or applicable law otherwise provides, title to and ownership of the Units shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations hereunder. Lessee hereby grants to Lessor a continuing security interest in the Units to secure the payment of all sums due hereunder.

Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may adversely affect its financial condition or impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to and security interest in the Units and Lessor's rights and benefits under this Lease.

Section 12  LATE PAYMENTS.
----------  -------------

Lessee shall pay to Lessor, on demand, interest at the rate set forth in the relevant Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.

Section 13  EFFECT OF WAIVER.
----------  ----------------

No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

Section 14  SURVIVAL OF COVENANTS.
----------  ---------------------

All obligations of Lessee under Sections 1, 2, 4, 5, 6, 7, 8, 9, 11 and 12 hereof and under each Appendix shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

Section 15  APPLICABLE LAW; SEVERABILITY.
----------  ----------------------------

This Lease shall be governed by and construed under the laws of California, to the jurisdiction of which, and of federal courts in California, the parties hereto submit. If any provision hereof is held invalid, the remaining provisions shall remain in full force and effect.

Section 16  FINANCIAL INFORMATION.
----------  ---------------------

Lessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor annual audited financial statements bearing an unqualified opinion within 90 days of each fiscal year end and annual reports, proxy, report of communications sent to shareholders and a copy of annual, regular, periodic or special reports or registration statements filed within 15 days after the same are available and information as may be set forth in the relevant Appendix or as Lessor may reasonably request. Lessee shall also deliver to Lessor company prepared annual operating projection and capital expenditure budgets within 90 days of each fiscal year end. Credit information relating to Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

Section 17 NOTICES.
---------- -------

All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail, first class postage prepaid, or delivered to an express carrier, charges prepaid, or sent by facsimile transmission (with electronic confirmation of receipt) addressed to each party at the address set forth below the signature of such party on the signature page, or at such other address as may hereafter be furnished in writing by such party to the other.

Section 18  COUNTERPARTS.
            ------------

Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy." One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

Section 19  TRANSACTION COSTS.
----------  -----------------

Lessee will reimburse Lessor for any out-of-pocket costs or expenses incurred in connection with the preparation and negotiation of the lease documents, including but not limited to UCC searches, UCC filings, appraisals, title searches and title insurance. If Lessor uses counsel in connection with negotiating, drafting or altering this Lease or any related documents, Lessee shall reimburse Lessor for any legal expenses of Lessor (including allocated time charges of internal counsel for Lessor).

Section 20  NONINTERFERENCE.
----------  ---------------

So long as no Event of Default or event that, upon giving of notice or lapse of time, could become an Event of Default exists, Lessor will not interfere with the rights of enjoyment and use of the Units by Lessee.

Section 21  EFFECT AND MODIFICATION OF LEASE.
----------  --------------------------------

This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

     The parties hereto have executed this Lease as of the day and year first written above.

BA LEASING & CAPITAL CORPORATION          IMAGE ENTERTAINMENT, INC.

By: /s/ GAIL D. SMEDAL                    By: /s/ JEFF M. FRAMER
    -----------------------                   ------------------------
Title: Vice President                     Title: Chief Financial Officer
Address:                                  Address:
     555 California Street                     9333 Oso Avenue
     4th Floor                                 Chatsworth, California 91311-6089
     San Francisco, CA 94104
     Attn: Contract Administration
Telecopier No.:                           Telecopier No.: (818) 407-9331

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